EXHIBIT 99.1
Robert Blair Joins Supermicro Board of Directors

San Jose, Calif., December 20, 2022 – (BusinessWire) – Supermicro (Nasdaq: SMCI), a Total IT Solution Provider for Cloud, AI/ML, Storage, and 5G/Edge, announces the appointment of Robert Blair to the Board of Directors.
"The Board of Directors and I are excited that Robert Blair has joined Supermicro as a Director," said Charles Liang, chairman of Supermicro's Board of Directors. "Robert has extensive experience as a CEO successfully leading teams and driving product innovation in new technology markets and we look forward to his contributions to our future growth.”
Mr. Blair was President and Chief Executive Officer of ESS Technology, Inc. (“ESS”), a fabless semiconductor company, for 19 years from September 1999 through July 2018 where he also served as a director from September 1999 through August 2019. During this time, ESS was a publicly listed company on NASDAQ for 9 years. Mr. Blair has been a director of Pictos, Inc., a technology licensing company that owns a portfolio of fundamental CMOS imaging patents, since July 2008 where he also previously served as President and Chief Executive Officer between 2008 and 2013. His professional background also includes more than 35 years of experience in marketing, sales, engineering, operations, and general management, principally in the computer hardware, software, and semiconductor industries. His experience includes roles at Global Semiconductor Alliance, Logistix Corporation, and XEMAG (a division of Xidex Corporation). Mr. Blair holds twelve issued U.S. patents plus additional patents worldwide, and studied electrical engineering at Arizona State University and applied economics at the University of San Francisco.

About Supermicro
Supermicro (Nasdaq: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are transforming into a Total IT Solutions provider with server, AI, storage, IoT, and switch systems, software, and services while delivering advanced high-volume motherboard, power, and chassis products. The products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air-conditioned, free air cooling or liquid cooling).
Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.
All other brands, names, and trademarks are the property of their respective owners.

EXHIBIT 99.1

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the contributions of Mr. Blair to the Company and Board of Directors. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic continues to present significant uncertainties for all parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022, and Quarterly Reports on Form 10-Q filed thereafter.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com